Exhibit 4.3
AGENT’S WARRANT AGREEMENT
          WARRANT AGREEMENT dated as of                      between Uroplasty, Inc., a Minnesota corporation (“Company”), and Craig-Hallum Capital Group LLC (“Agent”).
Recitals:
          The Company proposes to issue to the Agent warrants (the “Warrants”) to purchase up to an aggregate of                      [five percent of the shares sold in the offering] (as such number may be adjusted from time to time pursuant to Article 7 of this Warrant Agreement) shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company; and
          The Agent has agreed, pursuant to the Agency Agreement (the “Agency Agreement”) dated                                          between the Agent and the Company, to act as agent in connection with the Company’s proposed public offering (the “Public Offering”) of                                         shares of Common Stock (the “Public Shares”) at an public offering price of $                    per Public Share (“Share Price”); and
          The Warrants issued pursuant to this Agreement are being issued by the Company to the Agent or to its designees who are officers or partners of Agent (collectively, the “Designees”), in consideration for, and as part of Agent’s compensation in services performed pursuant to the Agency Agreement;
NOW, THEREFORE, in consideration of the premises, the payment by the Agent to the Company of the aggregate amount of $50.00, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Grant. The Agent or the Designees are hereby granted the right to purchase up to an aggregate of                      fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $                     [120 percent of Share Price] at any time from [one year after closing] until 5:00 P.M., Minneapolis, Minnesota time, [five years after closing] (the “Agent’s Underlying Share Warrant Term”). The Shares are in all respects identical to the Public Shares being sold to the public pursuant to the terms of the Agency Agreement.
          2. Exercise of Warrant.
               2.1 Cash Exercise. The Warrants initially are exercisable at a price of $                    per Share, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 7 hereof.
               2.2 Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Shares is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Shares, then the Holder may notify the Company in an Exercise Notice of its election to use cashless exercise, in which event the Company must issue to the Holder the number of Shares determined as follows:
     X = Y [(A-B)/A]
     where:
     X = the number of Shares to be issued to the Holder.
     Y = the number of Shares with respect to which this Warrant is being exercised.
     A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.
     B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction will be deemed to have been acquired by the Holder, and the holding period for the Shares will be deemed to have commenced, on the date this Warrant was originally issued.
               2.3 Issuance of Shares. Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares, at the Company’s principal office (located at 5420 Feltl Road, Minnetonka, Minnesota 55343), the registered holder of a Warrant Certificate (“Holder” or “Holders”) will be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part. In the case of the purchase of less than all of the Shares purchasable under any Warrant Certificate, the Company will cancel the Warrant Certificate upon surrender and execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares.
               2.4 Call of Warrant. If at any time following the one-year anniversary of the date of issaunce,
                    (a) The average of the closing prices of the Common Stock for each of the 20 consecutive Trading Days immediately prior to delivery of a Call Notice (the “Call Condition Period”) is greater than $___[150 % of the Exercise Price](subject to equitable adjustment as a result of the events set forth in Section 9), and
                    (b) the Warrant Shares are either
                         (A) registered for resale pursuant to an effective registration statement naming the Holder as a selling shareholder thereunder (and the prospectus thereunder is available for use by the Holder as to all Warrant Shares) or
                         (B) freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act, as a result of cashless exercise or otherwise as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance reasonably acceptable to the Holder and the transfer agent for the Common Stock, and
                    (c) the Common Stock is listed or quoted on the American Stock Exchange during the entire Call Condition Period, then the Company may in its sole discretion, elect to require the exercise of all (but not less than all) of the then unexercised portion of this Warrant at the Exercise Price, on the date that is the 10th day after written notice thereof (a “Call Notice”) is received by the Holder (the “Call Date”) at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice; provided, that the conditions to giving such notice must be in effect at all times during the Call Condition Period or any Call Notice will be null and void.
                    2.5 Automatic Exercise of Warrant on Expiration Date
     If the price of the Common Stock on the Expiration Date is equal to or greater than the Exercise Price, then, without any action on the part of the Holder, the Warrant will automatically be exercised using the cashless exercise provisions of Section 2.2.
          3. Issuance of Certificates.
          Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased will be made no later than three business days thereafter without charge to the Holder thereof including, without limitation, any tax that may be payable in respect of the issuance thereof, and the certificates will (subject to the provisions of Article 4 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof;
          The certificates representing the Shares will be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer or President of the Company under its corporate seal (if any) reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates will be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

          Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares purchased (the “Warrant Securities”), will bear a legend substantially similar to the following:
“The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available.”
          4. Restriction on Transfer of Warrants. The Holder of a Warrant Certificate, by the Holder’s acceptance thereof, covenants and agrees that the Warrants may not be sold during the Public Offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrants for a period of one year from December ___, 2006, except to the Agent or the Designees, and that any portion of the Warrant so transferred will remain subject to the above restriction for the remainder of the restriction period.
          5. Price.
               5.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant will be $  per Share. The adjusted Exercise Price per Share will be the prices that will result from time to time from any and all adjustments of the initial Exercise Price per Share in accordance with the provisions of Article 7 hereof.
               5.2 Exercise Price. The term “Exercise Price” herein will mean the initial exercise price or the adjusted exercise price, depending upon the context.
          6. Registration Rights.
               6.1 Registrable Securities. As used herein, the term “Registrable Security” means each of the Warrants, the Shares, and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares. Any particular Registrable Security, will cease to be a Registrable Security when, as of the date of determination:
                    (a) it has been effectively registered under the Act and disposed of pursuant thereto,
                    (b) registration under the Act is no longer required for the Holder for subsequent public distribution of such security under Rule 144(k) promulgated under the Act or otherwise, or
                    (c) it has ceased to be outstanding.
The term “Registrable Securities” means any or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment will be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.
               6.2 Piggyback Registration. If, within seven years following the effective date of the Public Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form)(for purposes of this Article 6, collectively, the “Registration Statement”), it will give written notice of its intention to do so by certified mail, return receipt requested (“Notice”), at least thirty days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a “Requesting Holder”), made within twenty days after receipt by the Holder of the Notice, that the Company include any of the Requesting Holder’s Registrable Securities in the proposed Registration Statement, the Company will, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the

Registrable Securities that it has been so requested to register (“Piggyback Registration”), at the Company’s sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 6.5(b) hereof).
               Notwithstanding the provisions of this Section 6.2, the Company will have the right at any time after it will have given written notice pursuant to this Section 6.2 (irrespective of whether any written request for inclusion of Registrable Securities will have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without incurring any liability to any holder of Registrable Securities.
               6.3 Demand Registration.
                    (a) At any time within five years following the effective date of the Public Offering, any “Majority Holder” (as such term is defined in Section 6.3(c) below) of the Registrable Securities will have the right (which right is in addition to the piggyback registration rights provided for under Section 6.2 hereof), exercisable by written notice to the Company (the “Demand Registration Request”), to have the Company prepare and file with the Securities and Exchange Commission (the “Commission”) on one occasion, at the sole expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. The Company will use its best efforts to cause the Registration Statement to become effective under the Act so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date the Holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act under Rule 144(k) promulgated under the Act or otherwise.
                    (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all Holders of the Registrable Securities within 10 business days from the date of the Company’s receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 6.3(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 6.3(a) hereof by notifying the Company of their decision to have such securities included within 15 business days of their receipt of the Company’s notice.
                    (c) The term “Majority Holder” as used in Section 6.3 hereof will mean any Holder or any combination of Holders of Registrable Securities, if included in such Holders’ Registrable Securities, that hold an aggregate number of shares of Common Stock (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of shares of Common Stock outstanding (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) that are Registrable Securities.
               6.4 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:
                    (a) In connection with any registration under Section 6.3 hereof, the Company will file the Registration Statement as expeditiously as possible, but in any event no later than 30 days following receipt of any demand therefor, will use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and will furnish each Holder of Registrable Securities such number of prospectuses as will reasonably be requested.
                    (b) The Company will pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the Holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 6.2 and 6.3 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses and any fees due to the National Association of Securities Dealers, Inc (“NASD”) related to such registration or sale of any of the Registrable Securities.

                    (c) The Company will take all necessary action that may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holders of such securities and for obtaining the clearance of NASD member firms to participate in the distribution of such Registrable Securities.
                    (d) The Company will indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any Agent or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in Section 8 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 9 of the Underwriting Agreement.
                    (e) Any Holder of Registrable Securities to be sold pursuant to a registration statement, and such Holder’s successors and assigns, will severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder’s successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriters have agreed to indemnify the Company as set forth in the Agency Agreement and to provide for just and equitable contribution as set forth in the Agency Agreement.
                    (f) Nothing contained in this Agreement may be construed as requiring any Holder to exercise the Warrants held by the Holder prior to the initial filing of any registration statement or the effectiveness thereof.
                    (g) If the Company fails to comply with the provisions of this Article 6, the Company will, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the Holders of Registrable Securities requesting registration of their Registrable Securities.
                    (h) The Company will not permit the inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 6.3 hereof, without the prior written consent of the Majority Holders, which consent may not be unreasonably withheld.

                    (i) The Company will promptly deliver copies of all correspondence between the Commission and the Company, its counsel or its auditors with respect to the Registration Statement to each Holder of Registrable Securities included for registration in such Registration Statement pursuant to Section 6.2 hereof or Section 6.3 hereof requesting such correspondence and to the managing underwriter, if any, of the offering in connection with which such Holder’s Registrable Securities are being registered and will permit each Holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. This investigation will include access to books, records and properties and opportunities necessary or helpful to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder of Registrable Securities or underwriter may reasonably request. The Company may require each Holder or underwriter to enter into reasonable confidentiality and non-disclosure agreements with respect to the information contained in or derived from the investigations.
          6.5 Termination of Registration Rights. All registration rights under this warrant terminate if in the reasoned opinion of counsel to the Company, Agent and all other Holders have the ability to sell all shares issuable under the warrant under Rule 144(k), through cashless exercise or otherwise.
          7. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.
               7.1 Computation of Adjusted Price. In case the Company at any time after the date hereof pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution will forthwith be reduced to a price determined by dividing:
                    (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by
                    (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.
                    For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company will be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of shareholders entitled to receive the dividend or other distribution.
               7.2 Subdivision and Combination. In case the Company at any time subdivides or combines the outstanding shares of Common Stock, the Exercise Price will forthwith be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.
               7.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant will be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
               7.4 Reclassification, Consolidation, Merger. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and that does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holders will thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Shares immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holders’ Warrants and (y) the exercise prices for the Warrants in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.
               7.5 Determination of Outstanding Common Shares. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued and the aggregate number of shares issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.
               7.6 [Intentionally Omitted]
               7.7 Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or affiliate in connection with such issuance of rights, warrants or options will be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 7.7, that the exercise of the Warrants is permissible immediately upon issuance).
          8. Exchange and Replacement of Warrant Certificates.
     Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as may be designated by the Holder thereof at the time of such surrender.
          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.
          9. Elimination of Fractional Interests.
          The Company will not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor will it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.
          10. Reservation and Listing of Securities.
          The Company will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, that number of shares of Common Stock as are issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise will be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants are outstanding, the Company will use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on the American Stock Exchange, or any successor trading market on which the Common Stock may be listed.
          11. Notices to Warrant Holders.
          Nothing contained in this Agreement may be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events occur:
                    (a) the Company takes a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
                    (b) the Company offers to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or
                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety is proposed; or
                    (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or
                    (e) The Company or an affiliate of the Company proposes to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;
               then, in any one or more of said events, the Company must give written notice to the Holder or Holders of such event at least 15 business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. The notice must specify the record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein will not affect the validity of any action taken in connection with the declaration or payment of any dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.
          12. Notices.
          All notices, requests, consents and other communications hereunder must be in writing and will be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
                    (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or
                    (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders given pursuant to this section.

          13. Supplements and Amendments.
          The Company and the Agent may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Agent may deem mutually necessary or desirable and which the Company and the Agent mutually deem not to adversely affect the interests of the Holders of Warrant Certificates.
          14. Successors.
          All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.
          15. Governing Law.
          This Agreement and each Warrant Certificate issued hereunder will be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said State, other than its conflicts of laws provisions.
          16. Benefits of this Agreement.
          Nothing in this Agreement may be construed to give to any person or corporation other than the Company and the Agent and any other registered Holder or Holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company and the Agent and any other Holder or Holders of the Warrant Certificates or Warrant Securities.
          17. Counterparts.
          This Agreement may be executed in any number of counterparts, and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UROPLASTY, INC.

By:

Its:

CRAIG-HALLUM CAPITAL GROUP LLC

By:

Director of Capital Markets

EXHIBIT A
THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.
EXERCISABLE ON OR BEFORE
5:00 P.M., MINNEAPOLIS TIME,

No. W-1	Warrants

A-1

WARRANT CERTIFICATE
          This Warrant Certificate certifies that Craig-Hallum Capital Group LLP or his, her or its registered assigns, is the registered holder of                      Warrants to purchase, at any time from                      until 5:00 P.M. Minneapolis, Minnesota time on                      (“Expiration Date”), up to                      fully-paid and non-assessable shares (the “Shares”) of the common stock, $.01 par value per share (the “Common Stock”), of Uroplasty, Inc., a Minnesota corporation (the “Company”), at an initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $                      per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Agent’s Warrant Agreement dated as of                      between the Company and Craig-Hallum Capital Group LLP (the “Warrant Agreement”). Payment of the Exercise Price may be made in cash or by check payable to the order of the Company, or any combination thereof.
          No Warrant may be exercised after 5:00 P.M., Minneapolis, Minnesota time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, will thereafter be void.
          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” means the registered holders or registered holder) of the Warrants.
          The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and type of securities issuable upon the exercise of the Warrants. The failure of the Company to issue such new Warrant Certificates will not, however, in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.
          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants must be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.
          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company will forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.
          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company will not be affected by any notice to the contrary.
          All terms used in this Warrant Certificate which are defined in the Warrant Agreement have the meanings assigned to them in the Warrant Agreement.
          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:	UROPLASTY, INC.

By:

Name:

Title:

A-2

[FORM OF ELECTION TO PURCHASE]
     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                      Shares of Common Stock and herewith tenders in payment for such securities, cash or check payable to the order of Uroplasty, Inc. in the amount of $                    , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of                                                             , whose address is                                         , and that such Certificate be delivered to                                                             , whose address is                                                                                 .

Dated:	Signature:
(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.)

(Insert Social Security or Tax Identification Number of Holder)

[FORM OF ASSIGNMENT]
(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)
                    FOR VALUE RECEIVED,                                                                                                         hereby sells, assigns and transfers unto
(Please print name, address and social security or tax identification number of assignee)
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     , Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Signature:
Dated:	(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.)

(Insert Social Security or Tax Identification Number of Holder)

[CASHLESS EXERCISE FORM]
(To be executed upon exercise of Warrant pursuant to Section 2.2 )
To:      UROPLASTY, INC.
     The undersigned hereby irrevocably elects a cashless exercise of the right to purchase represented by the attached Warrant Certificate for, and to purchase thereunder,                      Shares, as provided for in Section 2.2 therein.
     Please issue a certificate or certificates for such Shares in the names of:

Name		Address

(Please print name)

     and deliver such certificate or certificates to (if different from above):

Name		Address

(Please print name)

Dated:		Signature

(Insert Social Security or Tax Identification Number of Holder)
NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.
     And if said number of shares shall not be all the shares purchasable under the attached Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.